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                                                                    EXHIBIT 10.3



                           Loan Number: 314107-2009002


                                    TERM NOTE
                                  (Prime/LIBOR)

Date:              July 31, 1997

Principal Amount:  625,000.00

Interest Rate:     Variable Rate or LIBO Fixed Rate

Maturity Date:     December 5, 2000

Borrower:          SEAMED CORPORATION


        1. PROMISE TO PAY. SEAMED CORPORATION ("Borrower") promises to pay to KEYBANK NATIONAL ASSOCIATION, SEATTLE METROPOLITAN COMMERCIAL BANKING CENTER Office, 700 FIFTH AVENUE, SEATTLE, WA ("Lender"), or order, in lawful money of the United States of America, the principal mount set forth above, together with interest on the unpaid outstanding principal balance from the date funds are actually disbursed until paid in full.

        2. PAYMENT. Borrower will pay this loan in regular MONTHLY payments of 18,055.01 principal and interest, beginning September 5, 1997, and continuing on the same day of each MONTH after that. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

        3. INTEREST RATE. This Note shall bear interest at the Variable Rate, unless Borrower elects have interest accrue at a LIBO Fixed Rate, as described below.

               (a) Variable Rate. Unless Borrower elects to have this Note bear interest at a LIBO Fixed Rate, amounts outstanding hereunder shall bear interest at a floating rate equal to the Prime Rate plus zero percent (.00%) (the "Variable Rate"). "Prime Rate" means the floating commercial loan rate announced from time to time by Bank as its "prime rate", and is not necessarily the lowest rate offered by Lender. Changes in the Variable Rate will be effective on the date the Prime Rate changes.



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               (b)    LIBO Fixed Rate. Borrower may elect to have this Note bear interest for a period of 30 days, (the "Fixed Rate Period") at a fixed rate of interest equal to the then-current LIBO Quote for the requested Fixed Rate Period, plus one and forty hundredths percent (1.400%) (the "LIBO Fixed Rate"). "LIBO Quote" means a rate calculated by Lender acting in good faith, which Bank determines with reference to, but which may be different from, its LIBOR or Eurodollar based costs of funds, on the date of the request for a fixed rate quote, for the Fixed Rate
        Period selected by Borrower. The formula used by Bank in determining the LIBO Quote is within its absolute discretion and may be changed from time to time. Borrower may not select a Fixed Rate Period that extends beyond the Maturity Date of the Note. Upon expiration of the applicable Fixed Rate Period, Borrower may select a new LIBO Fixed Rate, or have the Note bear interest thereafter at the Variable Rate. If Borrower fails to elect any of these options, the Note will thereafter bear interest at the Variable Rate until Borrower selects a new LIBO Fixed Rate.

        4. PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. If Borrower prepays principal under this Note, in whole or in part, at a time when the Note is accruing interest at a LIBO Fixed Rate, then Borrower shall also pay a Prepayment Premium, calculated as set forth below. Lender will be entitled to receive the Prepayment Premium regardless of whether prepayment is voluntary or involuntary, (including acceleration of the Note upon Borrower's default). Borrower acknowledges that Lender may or may not, in any particular ease, match-fund a LIBO Fixed Rate, and Borrower agrees that Lender will be entitled to receive the Prepayment Premium irrespective of match-funding. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

        5. LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $10.00, whichever is greater.

        6. DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (e) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect, either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any of the events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the



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Indebtedness is impaired. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

        7. LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower must pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also increase the interest rate on this Note to a floating rate equal to the Prime Rate plus 5.00% per annum. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, court costs, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. This Note has been delivered to and accepted by Lender in the State of Washington. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of King or Pierce County, State of Washington. This Note shall be governed by and construed in accordance with the laws of the State of Washington.

        8. DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $10.00 if Borrower makes a payment on Borrower's loan and the cheek or preauthorized charge with which Borrower pays is later dishonored.

        9. PREPAYMENT PREMIUM. If for any reason Borrower shall prepay all or a portion of this Note prior to the Maturity Date, at a time when interest is accruing at a LIBO Fixed Rate, then Borrower shall also pay Lender a Prepayment Premium. The Prepayment Premium will be equal to the present value, at the time of prepayment (the "Prepayment Date"), of the excess of (i) the interest that would have been payable on the amount prepaid at the interest rate applicable to the Note from the Prepayment Date to the last day of the applicable Fixed Rate Period, over (ii) the interest that would be chargeable on a note equal to the amount prepaid at a New Rate. The "New Rate" shall be equal to the United States Treasury Security yield on a security with a current remaining term to maturity the same as the remaining Fixed Rate Period at the Prepayment Date, plus the comparable interest rate spread as the Note had to the United States Treasury Security yield with the same maturity. The present value shall be computed using 1/12th of the New Rate as the monthly discount rate. If there is no U.S. Treasury Security with a comparable maturity, Lender will determine the appropriate yield by interpolating between maturities.

        10. SWAP PROVISIONS. If Borrower and Lender are entering or subsequently enter into an interest rate swap agreement related to this Note (a "Swap"), then the following provisions



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shall apply: This Note shall be deemed to be modified so that (i) interest will accrue during the period of time the Swap is in effect at a Fixed Rate equal to the rate designated in the Confirmation issued by Lender applicable to such Swap, and calculated in accordance with the procedures and quotation sources used in connection with the Swap, and (ii) Borrower shall make principal payments under this Note as set forth in an amortization schedule generated by Lender in connection with the Swap. Upon a termination of the Swap that does not constitute a default under this Note, the interest and payment provisions under this Note, at Lender's sole and exclusive option, shall revert to what they would have been absent the Swap. If this Note is prepaid, then Lender shall have the right in its sole and absolute discretion to terminate the Swap upon or at any time after such prepayment. In addition to any premium that may be due under this Note upon prepayment, Borrower will pay any amounts that may be due to Lender upon Early Termination (as defined in the 1991 ISDA Definitions published by the International Swap Dealers Association, Inc.) of the Swap.

        11. ADDITIONAL PROVISIONS. If there is a statutory change in state or federal law (including without limitation, a change related to required reserves under applicable bank regulatory law or a change in any provision of the Internal Revenue Code), or any regulation or interpretation issued thereunder, that lowers Lender's effective yield on this Note, Lender shall notify Borrower in writing of the change, and Borrower shall pay as additional interest on this Note, the amount necessary to compensate Lender for the amount by which Lender's effective yield was reduce.

        12. GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights and remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, each waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.






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        ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO
        FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


KEYBANK NATIONAL ASSOCIATION              BORROWER:
                                          SEAMED CORPORATION

        /s/ SARAH BULLOCK
-----------------------------------
        Authorized Officer                          /s/ EDGAR F. RAMPY
                                          --------------------------------------
                                                    Edgar F. Rampy
                                                    AUTHORIZED OFFICER









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